Exhibit 10.1

THIRD AMENDMENT TO AMENDED AND RESTATED CREDIT AGREEMENT (this “Amendment”), dated as of June 25, 2021 (the “Third Amendment Effective Date”), among Expo Event Midco, Inc., a Delaware corporation (“Holdings”), Emerald X, Inc., a Delaware corporation (the “Initial Borrower”), the Co-Borrowers from time to time party to the Credit Agreement referred to below (the “Co-Borrowers” and, together with the Initial Borrower, each a “Borrower” and, collectively, the “Borrowers”), Bank of America, N.A., as Administrative Agent for the Lenders and Collateral Agent for the Secured Parties (in such capacities, the “Administrative Agent”), as the sole Swingline Lender and the sole Issuing Lender, each Revolving Lender signatory hereto, and, for purposes of Section 9 hereof, each Guarantor party hereto.

WHEREAS, reference is hereby made to the Amended and Restated Credit Agreement, dated as of May 22, 2017, among Holdings, the Borrowers, the Subsidiary Guarantors party thereto, the Lenders party thereto, the Issuing Lenders from time to time party thereto and the Administrative Agent (as amended, supplemented, amended and restated or otherwise modified from time to time prior to the date hereof, including pursuant to that certain Refinancing Agreement and First Amendment to Amended and Restated Credit Agreement among the parties thereto, dated as of November 27, 2017 and that certain Repricing Agreement and Second Amendment to Amended and Restated Credit Agreement among the parties thereto, dated as of November 29, 2017, the “Existing Credit Agreement” and, as amended by this Amendment, the “Credit Agreement”; capitalized terms used and not defined herein shall have the meanings ascribed to such terms in the Existing Credit Agreement or the Credit Agreement, as the context may require);

WHEREAS, the Borrowers have requested that, in accordance with Section 2.27 of the Existing Credit Agreement, each Revolving Lender extend the Revolving Termination Date;

WHEREAS, pursuant to Section 2.27 of the Existing Credit Agreement, the Borrowers previously made a Loan Modification Offer to the Revolving Lenders holding Revolving Loans and Revolving Commitments containing the terms set forth in Article I below (the “Extension Offer”);

WHEREAS, each Lender holding Revolving Loans or Revolving Commitments that executes a counterpart signature page to this Amendment on or prior to the Third Amendment Effective Date (as defined below) shall be deemed, upon effectiveness of this Amendment, to have consented to the terms of the Extension Offer with respect to its Revolving Loans and Revolving Commitments and the amendments to the Existing Credit Agreement set forth herein, including, without limitation, that its Revolving Loans and Revolving Commitments outstanding immediately prior to the Third Amendment Effective Date, as of the Third Amendment Effective Date, be Extended Revolving Loans and Extended Revolving Commitments, in each case, subject to the terms of the Extension Offer, and be deemed to constitute a separate Class from the Class of Revolving Loans and Revolving Commitments outstanding immediately prior to the Third

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Amendment Effective Date from which they were converted and be subject to the terms and conditions applicable thereto as set forth in this Amendment;

WHEREAS, pursuant to Section 2.27 of the Existing Credit Agreement, this Amendment shall constitute a Loan Modification Agreement;

WHEREAS, pursuant to Section 2.9 of the Existing Credit Agreement, the Borrower Representative previously provided written notice to the Administrative Agent to permanently reduce the amount of the Revolving Commitments from $150,000,000 to $110,000,000 and the Administrative Agent and the Revolving Lenders signatory hereto acknowledge receipt of such notice of reduction of Revolving Commitments;

WHEREAS, pursuant to Section 11.1(b)(x) of the Existing Credit Agreement, the Borrowers, each Revolving Lender signatory hereto and the Administrative Agent desire to make certain other changes to the Existing Credit Agreement with respect to the Revolving Facility and for the benefit of the Revolving Lenders, as more fully set forth below;

WHEREAS, to accomplish the foregoing, the Borrowers, the Administrative Agent and the Revolving Lenders signatory hereto have agreed, subject to the terms and conditions set forth herein, to amend the Existing Credit Agreement ; and

WHEREAS, the amendments to the Existing Credit Agreement set forth herein are each subject to the satisfaction of the conditions precedent to effectiveness referred to herein and shall become effective as provided herein.

NOW, THEREFORE, in consideration of the premises and covenants contained herein and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto, intending to be legally bound hereby, agree as follows:

Section 1.Amendments.

Each of the following amendments, which are made pursuant to Section 2.27 and Section 11.1 of the Existing Credit Agreement, are necessary or appropriate, in the reasonable opinion of the Administrative Agent and the Borrowers, to effectuate the provisions set forth in Section  2.27 and Section 11.1 of the Existing Credit Agreement.

(a)Amendments to Section 1.1: Definitions.

(i)Section 1.1 of the Existing Credit Agreement is hereby amended by adding the following definitions in proper alphabetical sequence:

“Consolidated Cash Balance”: the aggregate amount of Unrestricted Cash Equivalents held or owned by (whether directly or indirectly), credited to the account of, or otherwise reflected as an asset on the balance sheet of, the Initial Borrower and its Restricted Subsidiaries (other than, whether or not Restricted, Cash Equivalents held for the purpose of, or in respect of (i) making any payment on the Loans or on any other Indebtedness to the extent

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that, in any such case, such Loans or other Indebtedness is or will be due and owing (or otherwise committed or scheduled or reasonably intended to be paid) on or before the last day of the then-current fiscal quarter or the next succeeding fiscal quarter, (ii) funding the consummation of any Permitted Acquisition or other Investment; provided that such funds are actually applied to such Permitted Acquisition or other Investment within two Business Days of receipt, (iii) paying any taxes, payroll, employee wage or benefit payments, or trust or fiduciary obligations, in each case to the extent such obligations arise in the ordinary course of business and payment thereof is in accordance with past practice, (iv) purchase price deposits set aside and held in escrow containing customary provisions regarding the payment and refunding of such deposits, and/or (v) any outstanding checks or similar payment items issued by the Initial Borrower or its Restricted Subsidiaries in the ordinary course of business and pending electronic funds transfers (either outstanding or reasonably expected to be issued within 30 days)).

“Restricted Equity Payments”: Restricted Payments of the type specified in clause (i) and (ii) of Section 7.3(a).

“Third Amendment Effective Date”: June 25, 2021, which is the date on which each of the conditions set forth in Section 3 of the Third Amendment has been satisfied.

“Specified RP Baskets”: as defined in Section 7.3(d).

“Third Amendment”: the Third Amendment to Amended and Restated Credit Agreement, dated as of June 25, 2021, by and among the Loan Parties, the Lenders party thereto, the Swingline Lender and the Issuing Bank party thereto and the Administrative Agent.

(ii) Section 1.1 of the Existing Credit Agreement is hereby amended by deleting the definitions set forth below in their entirety and replacing them with the following:

  “Loan Documents”: this Agreement, the First Amendment, the Second Amendment, the Third Amendment, any Intercreditor Agreement, the Notes, the Security Documents, a Refinancing Amendment, if any, an Incremental Amendment, if any, a Co-Borrower Joinder, if any, and a Loan Modification Agreement, if any.

  “Revolving Termination Date”: November 23, 2023.

(iii)The definition of “Revolving Commitments” in Section 1.1 of the Existing Credit Agreement is hereby amended by amending and restating the final sentence thereof as follows:

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“As of the Closing Date the original amount of the Total Revolving Commitments was $150,000,000, which was reduced to $110,000,000 effective as of the Third Amendment Effective Date.”

(b)Section 5.2 of the Existing Credit Agreement is hereby amended by adding clause (d) as set forth below:

(d)Anti-Cash Hoarding.  Such proposed extension of credit shall not result in the Consolidated Cash Balance exceeding $40,000,000, calculated on a pro forma basis after giving effect both to the funding of such extension of credit and the application of proceeds thereof in a manner permitted by the terms of this Agreement.

(c)Section 7.3 of the Existing Credit Agreement is hereby amended by adding clause (d) as set forth below, solely for the benefit of the Revolving Lenders:

(d)Specified RP Baskets.  From and after the Third Amendment Effective Date, without the consent of the Majority Revolving Lenders, the Initial Borrower shall not, and shall not permit any of its Restricted Subsidiaries to, directly or indirectly, make any Restricted Equity Payment pursuant to clauses (a)(1) through (a)(3) or clauses (b)(vi), (b)(viii), (b)(x) (b)(xi) or (b)(xxiv) of this Section 7.3 (collectively, the “Specified RP Basket”) that, taken together with all other payments made pursuant to the Specified RP Baskets made from and after the Third Amendment Effective Date, exceed the greater of (1) $40,000,000 and (2) commencing with the first fiscal quarter of the Initial Borrower ending after the Third Amendment Effective Date and for each fiscal quarter thereafter through the date of determination, 35% of the cumulative amount of Consolidated EBITDA for each of such fiscal quarters for which Consolidated EBITDA was positive, less, to the extent included in Consolidated Net Income, the amount of proceeds received or expected to be received from event cancellation insurance; provided, that, the aggregate amount of Restricted Equity Payments made pursuant to sub-clause (1) under this clause (d) shall not exceed $20,000,000 in any fiscal year.

(d)Section 9.1(c) of the Existing Credit Agreement is hereby amended by deleting such provision in its entirety and replacing it with the following:

(c)any Loan Party shall default in the observance or performance of any agreement contained in Section 6.4(a)(i) (in respect of the Initial Borrower), Section 6.7(a) or Section 7 of this Agreement (other than Section 7.1 or Section 7.3(d)); or

(e)Section 9.1(d) of the Existing Credit Agreement is hereby amended by deleting such provision in its entirety and replacing it with the following:

(d)the Initial Borrower shall default in the observance or performance of its agreement contained in Section 7.1 (subject to Section 9.4) or Section

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7.3(d); provided that, notwithstanding anything to the contrary in this Agreement or any other Loan Document, a breach of the requirements of Section 7.1 or Section 7.3(d) shall not constitute an Event of Default for purposes of any Facility other than the Revolving Facility; or

(f)Section 9.3(b) of the Existing Credit Agreement is hereby amended by deleting such provision in its entirety and replacing it with the following:

(b)Upon the occurrence of an Event of Default under Section 9.1(d) that is uncured and unwaived, the Majority Revolving Lenders may (x) terminate the Revolving Commitments and/or (y) take the actions specified in Section 9.3(a) in respect of the Revolving Commitments, the Revolving Loans, the Letters of Credit and the Swingline Loans; provided however that such remedies shall be available in the case of an Event of Default resulting from a default under Section 7.1 only to the extent a Financial Compliance Date continues to be in effect.

(g)Section 11.1(b)(viii) of the Existing Credit Agreement is hereby amended by deleting such provision in its entirety and replacing it with the following:

(viii)only the consent of the Majority Revolving Lenders shall be necessary to amend, modify or waive Sections 5.2, 5.3 (with respect to the making of Revolving Loans or Swingline Loans or the issuance of Letters of Credit), 7.1, 7.3(d), 9.1(d), 9.3(b) and 9.4;

(h)Section 11.1(b)(x) of the Existing Credit Agreement is hereby amended by deleting such provision in its entirety and replacing it with the following:

(x)amendments and waivers of this Agreement and the other Loan Documents that affect solely the Lenders under any applicable Class under the Term Facility, Revolving Facility, any Incremental Term Loans or any Incremental Revolving Loans (including waiver or modification of conditions to extensions of credit under the Term Facility, Revolving Facility, any Incremental Term Loans or any Incremental Revolving Loans, the availability and conditions to funding of any Incremental Term Loans or any Incremental Revolving Loans set forth in Section 2.24(a)(vii) (other than with respect to an Event of Default arising under Sections 9.1(a), 9.1(f) or 9.1(g)), pricing and other modifications, and in respect of the Revolving Facility, the obligations of the Borrowers contained in Section 7.1 (or the definition of Total First Lien Net Leverage Ratio for purposes thereof) and Section 7.3(d)) will require only the consent of Lenders holding more than 50% of the aggregate commitments or loans, as applicable, under such Class and, in each case, (x) no other consents or approvals shall be required and (y) any fees or other consideration payable to obtain such amendments or waivers need only be offered on a pro rata basis to the Lenders under the affected Class, as the case may be; and

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(i)Schedule 1.1 of the Existing Credit Agreement is hereby amended and restated in its entirety with Exhibit A attached hereto.

Section 2.Representations and Warranties.  Each of the Loan Parties (in the case of Holdings, only in respect of itself to the extent set forth in this Section 2) represent and warrant to the Administrative Agent and the Lenders signatories hereto as of the Third Amendment Effective Date that:

(a)all representations and warranties of the Borrowers and each other Loan Party contained in Section 4 of the Existing Credit Agreement and the Credit Agreement and in any other Loan Document are true and correct in all material respects (and in all respects if any such representation or warranty is already qualified by materiality) on and as of the Third Amendment Effective Date immediately before (in the case of the Existing Credit Agreement) and immediately after (in the case of the Credit Agreement) giving effect thereto, except to the extent that such representations and warranties specifically refer to an earlier date, in which case they are true and correct in all material respects (and in all respects if any such representation or warranty is already qualified by materiality) as of such earlier date; and

(b)no Default or Event of Default exists or has occurred and is continuing on and as of the Third Amendment Effective Date immediately before (in the case of the Existing Credit Agreement) and immediately after (in the case of the Credit Agreement) giving effect to the incurrence of the Extending Revolving Commitments and Extending Revolving Loans.

Section 3.Conditions to effectiveness of this Amendment. The effectiveness of this Amendment shall be subject to the satisfaction of the following conditions precedent on the Third Amendment Effective Date:

(i)Loan Documents. The Administrative Agent shall have received the following: Counterparts of this Amendment that, when taken together, bear the signatures of (A) Holdings, (B) the Borrowers, (C) each Guarantor, (D) the Revolving Lenders and (E) the Swingline Lender and the Issuing Bank.

(ii)No Default or Event of Default. At the time of the effectiveness of this Amendment on the Third Amendment Effective Date (and  immediately after giving effect to the amendments to the Existing Credit Agreement pursuant to this Amendment), no Default or Event of Default shall have occurred and be continuing.

(iii)Representations and Warranties. The representations and warranties set forth in Section 2 of this Amendment shall be true and correct in all material respects on the Third Amendment Effective Date with the same effect as though made on and as of such date, except to the extent such representations and warranties expressly relate to an earlier date, in which case such representations and warranties shall be true and correct in all material respects as of such earlier date.

(iv)Fees and Expenses. The Revolving Lenders and Bank of America, N.A., in its capacity as lead arranger under this Amendment (the “Third Amendment Lead Arranger”) (and their respective affiliates), and the Administrative Agent shall have received all fees required to be paid on or prior to the Third Amendment Effective Date. All expenses of the Third Amendment

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Lead Arranger (and its affiliates) and the Administrative Agent,  for which reasonably detailed invoices have been presented (including the reasonable fees and expenses of legal counsel to the Administrative Agent) to the Initial Borrower at least three (3) Business Days prior to the Third Amendment Effective Date, shall have been paid.

(v)Closing Certificate; Certified Certificate of Incorporation or Formation; Good Standing Certificates. The Administrative Agent shall have received (i) a certificate of each Loan Party, dated as of the Third Amendment Effective Date, in form and substance reasonably acceptable to the Administrative Agent, with appropriate insertions and attachments, including certified organizational authorizations, incumbency certifications, the certificate of incorporation or other similar Organizational Document of each Loan Party certified by the relevant authority of the jurisdiction of organization of such Loan Party and bylaws or other similar Organizational Document of each Loan Party certified by a Responsible Officer as being in full force and effect on the Third Amendment Effective Date (or, in the case of each Subsidiary Guarantor which became a party to the Credit Agreement prior to the Third Amendment Effective Date, a certificate certifying that the Organizational Documents of such Subsidiary Guarantor remain in full force and effect and have not been amended, supplemented or otherwise modified since the date such documents have most recently been delivered to the Administrative Agent) and (ii) a good standing certificate for each Borrower and for each Loan Party organized in the state of Delaware.

(vi)Legal Opinion.  The Administrative Agent shall have received the executed legal opinion of Fried, Frank, Harris, Shriver & Jacobson, LLP, special counsel to the Loan Parties, which shall be in form and substance reasonably satisfactory to the Administrative Agent.

(vii)Solvency Certificate. The Administrative Agent shall have received a Solvency Certificate, which demonstrates that, as of the Third Amendment Effective Date, immediately after the Third Amendment Effective Date and immediately after giving effect to the Extending Commitment and Extending Revolving Loans, as applicable, Holdings and its Subsidiaries on a consolidated basis, are and will continue to be, Solvent.

(viii)Compliance with Section 2.27. The incurrence of the Extending Revolving Commitments and Extending Revolving Loans on the Third Amendment Effective Date shall comply with the requirements of Section 2.27 of the Existing Credit Agreement.

Section 4.Counterparts.  This Amendment may be executed in any number of counterparts and by different parties hereto on separate counterparts, each of which when so executed and delivered shall be deemed to be an original, but all of which when taken together shall constitute a single instrument. Delivery of an executed counterpart of a signature page of this Amendment by facsimile transmission or by email in Adobe “.pdf” format shall be effective as delivery of a manually executed counterpart hereof. For purposes hereof, the words “execution,” “execute,” “executed,” “signed,” “signature” and words of like import shall be deemed to include electronic signatures, the electronic matching of assignment terms and contract formulations on electronic platforms, or the keeping of records in electronic form, each of which shall be of the same legal effect, validity or enforceability as a manually executed signature or the use of a paper-based recordkeeping system, as the case may be, to the extent and as provided for in any applicable law, including the Federal Electronic Signatures in Global and National Commerce Act, the New

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York State Electronic Signatures and Records Act, or any other similar state laws based on the Uniform Electronic Transaction Act.

Section 5.Applicable Law.  THIS AMENDMENT AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES UNDER THIS AMENDMENT SHALL BE GOVERNED BY, AND CONSTRUED AND ENFORCED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK WITHOUT REGARD TO CONFLICT OF LAWS PRINCIPLES THAT WOULD REQUIRE APPLICATION OF THE LAWS OF ANOTHER JURISDICTION.

Section 6.Waivers Of Jury Trial.  EACH OF HOLDINGS, THE BORROWERS, THE GUARANTORS, THE ADMINISTRATIVE AGENT AND THE LENDERS PARTY HERETO HEREBY IRREVOCABLY AND UNCONDITIONALLY WAIVE TRIAL BY JURY IN ANY LEGAL ACTION OR PROCEEDING RELATING TO THIS AMENDMENT OR ANY OTHER LOAN DOCUMENT AND FOR ANY COUNTERCLAIM THEREIN.

Section 7.Headings.  The headings of this Amendment are for purposes of reference only and shall not limit or otherwise affect the meaning hereof.

Section 8.Effect of this Amendment.  Except as expressly set forth herein, this Amendment shall not alter, modify, amend or in any way affect any of the terms, conditions, obligations, covenants or agreements contained in the Existing Credit Agreement or any other provision of the Existing Credit Agreement or any other Loan Document, all of which are ratified and affirmed in all respects and shall continue in full force and effect. As of the Third Amendment Effective Date, each reference in the Existing Credit Agreement to “this Agreement,” “hereunder,” “hereof,” “herein,” or words of like import, and each reference in the other Loan Documents to the Existing Credit Agreement (including, without limitation, by means of words like “thereunder,” “thereof” and words of like import), shall mean and be a reference to the Credit Agreement, and this Amendment and the Existing Credit Agreement shall be read together and construed as a single instrument. This Amendment shall constitute a Loan Document.

Section 9.Acknowledgement and Affirmation.  Each Loan Party party hereto hereby expressly acknowledges that (i) all of its obligations under the Guarantee, the Security Documents and the other Loan Documents to which it is a party are hereby reaffirmed and remain in full force and effect on a continuous basis, (ii) its grant of security interests pursuant to the Security Documents is hereby reaffirmed and remains in full force and effect after giving effect to this Amendment and (iii) except as expressly set forth herein, the execution of this Amendment shall not operate as a waiver of any right, power or remedy of the Administrative Agent or Lenders, constitute a waiver of any provision of any of the Loan Documents or serve to effect a novation of the Obligations.

Section 10.No Novation.  By its execution of this Amendment, each of the parties hereto acknowledges and agrees that the terms of this Amendment do not constitute a novation, but, rather, a supplement of the terms of the pre-existing indebtedness and related agreements, as evidenced by the Credit Agreement.

[signature pages follow]

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IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed as of the date first above written.

EMERALD X, INC. By: Name: Title:
EXPO EVENT MIDCO, INC. By: Name: Title:
EMERALD X, LLC By: Name: Title:
PIZZA GROUP, LLC By: Name: Title:
GLM HOLDINGS LLC By: Name: Title:
GEORGE LITTLE MANAGEMENT, LLC By: Name: Title:

[Signature Page to Third Amendment]

[Signature Page to Third Amendment]

BANK OF AMERICA, N.A.,

as Administrative Agent and a Revolving Lender

By:

Name:

Title:

BANK OF AMERICA, N.A.,

as an Issuing Bank and a Swingline Lender

By:

Name:

Title:

[Signature Page to Third Amendment]

[__________], as a Revolving Lender

By:

Name:

Title:

By:

Name:

Title:

[Signature Page to Third Amendment]

EXHIBIT A

Schedule 1.1

Revolving Commitments:

Lender	Amount	Percentage

Bank of America, N.A.	$27,500,000.00	25.0%
Barclays Bank PLC	$22,000,000.00	20.0%
Goldman Sachs Bank USA	$22,000,000.00	20.0%
Citigroup Global Markets Inc.	$9,625,000.00	8.75%
Credit Suisse AG, Cayman Islands Branch	$9,625,000.00	8.75%
Deutsche Bank AG New York Branch	$9,625,000.00	8.75%
Royal Bank of Canada	$9,625,000.00	8.75%

Total	$110,000,000	100%

[Signature Page to Third Amendment]